UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX (Address of principal executive offices)		77477 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Board of Directors of Input/Output, Inc. (the “Company”) has approved the 2005 Management Incentive Compensation Plan (the “Plan”).  Below is a summary of the Plan.

The Plan was established to provide all employees the opportunity to share in the performance of the Company and its subsidiaries through the achievement of established financial and individual objectives.  Performance under the Plan is measured on the fiscal (calendar) year and payments under the Plan are made annually.

All full-time employees are eligible to participate in the Plan.  Temporary employees, contractors and consultants are not eligible to participate.  Employees whose employment begins after the start of the Plan year on January 1, 2005, will be eligible to participate in the Plan and will receive a prorated bonus based upon the actual date of hire. Employees who are eligible to participate in any other cash bonus incentive plan of the Company are not eligible to participate in the Plan.  The named executive officers of the Company may participate in the Plan.

A target award is established for each participant at the beginning of a Plan year based on an established target dollar amount or on a percentage of the participant’s eligible earnings. The award earned will be based on the achievement of stated business performance goals determined by the Compensation Committee of the Board of Directors and individual performance goals determined by the employee and the employee’s supervisor. Business performance will be measured with respect to operating earnings and such other factors as may be determined by the Compensation Committee. Awards will be calculated after the close of each Plan year on which the awards are based. All earned awards will be paid in cash as soon as administratively practicable following the close of a Plan year.

Item 2.02.  Results of Operations and Financial Condition

On August 3, 2005, the Company issued a press release regarding its results of operations for the quarter ended June 30, 2005, a copy of which is furnished as Exhibit 99.1 hereto.  In the press release, the Company also announced that it had revised the calculation of royalty expenses related to GX Technology Corporation during the quarter ended March 31, 2005 (“Q1 2005”), and described the impact of this revision on previously issued financial statements for Q1 2005.

The information contained in Item 2.02 of this report and Exhibits 99.1 and 99.2 (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7.01.  Regulation FD Disclosure

On August 4, 2005, the Company held a conference call with analysts. A copy of prepared remarks made during the call by Robert P. Peebler, President and Chief Executive Officer, and J. Michael Kirksey, Executive Vice President and Chief Financial Officer, is furnished as Exhibit 99.2 hereto.

The information contained in this report and such exhibits contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements concerning estimated future revenues, gross margin, EBITDA, net income per share and earnings per share.  Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties.  These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the ability of the Company to produce products to preserve and increase market share; risks associated with the corporate repositioning program of the Company; risks of significant payment defaults under extended financing arrangements with customers; risks of losing significant customers; and risks of technological and marketplace changes affecting the Company’s product line and service offerings.  Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

99.1	Press Release of Input/Output, Inc. dated August 3, 2005.

99.2

Input/Output, Inc. August 4, 2005 Conference Call Prepared Remarks of Robert P. Peebler, President and Chief Executive Officer, and J. Michael Kirksey, Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2005

Input/Output, Inc.
(Registrant)

	By:	/s/	J. MICHAEL KIRKSEY
		Name:	J. Michael Kirksey
		Title:	Executive Vice President and
Chief Financial Officer